Exhibit 10.2

Execution Copy

Novartis Pharma AG

AND

Momenta Pharmaceuticals, Inc.

INVESTOR RIGHTS AGREEMENT

i

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of July 25, 2006, by and between Novartis Pharma AG (the “Investor”), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstraße 35, CH 4058 Basel BS, and Momenta Pharmaceuticals, Inc. (the “Company”), a Delaware corporation with its principal place of business at 675 West Kendall Street, Cambridge, Massachusetts 02142.

WHEREAS, the Company proposes to issue and sell to the Investor shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Stock Purchase Agreement dated as of July 25, 2006 (the “Purchase Agreement”); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon registration rights and certain other rights and restrictions as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)  The term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls, is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b)  The term “Agreement” shall have the meaning set forth in the Preamble to this Agreement.

(c)  The term “Collaboration and License Agreement” means that certain Collaboration and License Agreement to be entered into between the Company and the Investor contemplated by the memorandum of understanding among the Company and the Investor (or an affiliate of the Investor) dated the date hereof.

(d)  The term “Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(e)  The term “Demand Registration Request” has the meaning set forth in Section 7.

(f)  The term “Effectiveness Period” has the meaning set forth in Section 3(a).

(g)  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)  The term “Existing Registration Rights Agreement” means the Second Amended and Restated Investors’ Rights Agreement, dated as of February 27, 2004, by and among the Purchasers listed therein, the Founders listed therein and the Company, as amended by Amendment No. 1 to such Agreement dated June 10, 2004.

(i)  The term “Holder” means the Investor for so long as it owns Registrable Shares and any Person to whom the Investor transfers Registrable Shares in accordance with the terms and conditions of this Agreement.  If Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Shares for purposes of any request or other action by any Holder or Holders of Registrable Shares pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Shares held by any Holder or Holders of Registrable Shares contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

(j)  The term “Notices” has the meaning set forth in Section 21.

(k)  The term “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(l)  The term “Person” means any individual, corporation, association, partnership, joint venture, entity, trust, estate, limited liability company, limited partnership, joint stock company, unincorporated organization or government or any agency or political subdivision.

(m)  The term “Purchase Agreement” shall have the meaning set forth in the recitals to this Agreement.

(n)  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

(o)  The term “Registrable Shares” means (i) the Common Stock purchased by the Investor pursuant to the Purchase Agreement and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock after the date hereof; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (A) upon any sale pursuant to a registration statement under the Securities Act or (B) upon any sale or transfer in any manner to a Person or entity which is not entitled, pursuant to Section 11, to the rights under this Agreement.

(p)  The term “Rule 144” means Rule 144 promulgated under the Securities Act.

(q)  The term “SEC” means the Securities and Exchange Commission.

(r)  The term “Securities Act” means the Securities Act of 1933, as amended.

(s)  The term “Similarly Situated Person” means any third party that (i) has entered into a collaboration agreement with the Company or one of its subsidiaries that is required to be filed by the Company in accordance with Item 601 of Regulation S-K of the Securities Act and (ii) in connection with such collaboration, acquires equity securities of the Company equal to ten percent (10%) or more of the then outstanding equity securities of the Company.

(t)  The term “Subsequent Registration” has the meaning set forth in Section 7(c).

(u)  The term “Termination Date” means the earliest of (a) the date on which the Company (i) enters into a definitive agreement with an unaffiliated third party or parties to merge, consolidate or otherwise combine, with such third party or parties in a transaction where the holders of the Company’s outstanding shares immediately prior to such merger or consolidation would hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of the combined or surviving entity immediately after such merger or consolidation, or to sell all or substantially all of the Company’s business or assets or securities representing a majority of the then outstanding voting power of the Company’s securities, (ii) makes a public announcement that it is negotiating a transaction with an unaffiliated third party or parties covered by the foregoing clause (a)(i), or (iii) consummates a transaction with an unaffiliated third party or parties covered by the foregoing clause (a)(i); or (b) the date a third party or group (as defined above) (i) acquires beneficial ownership of voting securities (including those convertible or exchangeable into such voting securities) of the Company representing twenty percent (20%) or more of the then outstanding voting securities of the Company; or (ii) announces or commences a tender or exchange offer to acquire voting securities of the Company which, if successful, would result in such Person or group owning, when combined with any other voting securities of the Company owned by such Person or group, twenty percent (20%) or more of the then outstanding voting securities of the Company.

(v)  The term “Valid Business Reason” has the meaning set forth in Section 7.

2.             Company Registration.  If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, other than (a) a registration relating solely to the sale of securities to participants in a stock plan, or (b) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC’s Rule 145, the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within fifteen (15) days after receipt by such Holder of such notice by the Company in accordance with Section 21, the Company shall, subject to the provisions of Section 5, cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested to be registered; provided, that the Company shall have the right to postpone or withdraw any registration statement relating to an offering in which the Holders are eligible to participate under this Section 2 without any liability or obligation to the Holders under this Section 2.  Any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a

Holder shall no longer have any right to include Registrable Shares in the registration as to which such withdrawal was made.

3.             Obligations of the Company.  Whenever required under Section 2 or Section 7 to use its reasonable best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

(a)  Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for twelve (12) months from the effective date or such lesser period until the distribution thereof has been completed (the “Effectiveness Period”).

(b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)  Furnish, without charge, to the selling Holders at least one photocopy of a signed copy, of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith and such reasonable numbers of copies of the registration statement, each amendment and supplement thereto, each prospectus, related there to including a preliminary prospectus, related thereto in conformity with the requirements of the Securities Act, each free writing prospectus utilized in connection therewith, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Shares owned by them.

(d)  Use its reasonable best efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or “blue sky” laws of such states as shall be reasonably appropriate for the distribution of the securities covered by the registration statement and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling Holders or underwriter, if any, to consummate the disposition of the Registrable Shares in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to amend its certificate of incorporation or by-laws in a manner that the Board of Directors of the Company determines is inadvisable or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders on a pro rata basis, to the extent required by such jurisdiction.

(e)  Provide a transfer agent and registrar for the Common Stock no later than the effective date of the first registration of any Registrable Shares.

(f)  Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

(g)  Use its reasonable best efforts to cause all such Registrable Shares to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange.

(h)  Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the selling Holders of Registrable Shares shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

(i)  (x) Make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and (y) make available for inspection by any selling Holder of Registrable Shares, by any managing underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(j)  Use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

(k)  In the case of an underwritten offering, use its reasonable best efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and furnish to each Holder participating in the offering to the extent possible and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

(l)  Deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company.

(m)  Cooperate with the sellers of Registrable Shares and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Shares to be sold, and cause such Registrable Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Shares to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Shares at least three business days prior to any sale of Registrable Shares and instruct any transfer agent and registrar of Registrable Shares to release any stop transfer orders in respect thereof.

(n)  Take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Shares.

(o)  (A) Include in such registration statement and prospectus any information or disclosure related to a Holder as a selling stockholder thereunder reasonably requested by such Holder as may be necessary in the opinion of counsel to such Holder to ensure compliance with applicable securities laws and (B) consider in good faith whether or not to include in such registration statement and prospectus any information or disclosure not related to a Holder as a selling stockholder thereunder reasonably requested by such Holder as may be necessary in the opinion of counsel to such Holder to ensure compliance with applicable securities laws.

(p)  Take all reasonable action to ensure that any free writing prospectus prepared, authorized or approved by the Company and utilized in connection with any registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby.

If the Company has delivered a prospectus to the selling Holders of Registrable Shares and after having done so such prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders of Registrable Shares and, if requested, the selling Holders of Registrable Shares shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company.  The Company shall promptly provide the selling Holders of Registrable Shares with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders of Registrable Shares shall be free to resume making offers of the Registrable Shares.

No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

4.             Furnish Information.

(a)  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the registration of any Holder’s Registrable Shares that such Holder shall take such actions and furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities, as may then be customarily provided by selling stockholders as the Company shall reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation (i) in connection with an underwritten offering, enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature (it being understood that the Holders of the Registrable Shares which are to be distributed by any underwriters may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holder), (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering and (iii) distribute the Registrable Shares only in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.  In addition, the Holders shall promptly notify the Company of any request by the SEC or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

(b)  If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

(c)  The Company covenants that (i)  so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.             Underwriting Requirements; Company Registration.

(a)  In connection with any offering under Section 2 involving an underwriting of shares being issued by the Company, the Company shall not be required to include any Holder’s Registrable Shares in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (and enters into an underwriting agreement with the underwriters on customary terms) (it being understood that the Holders of the Registrable Shares which are to be distributed by any underwriters may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holder), and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary of the Company other than Ram Sasisekharan, Robert S. Langer, Jr., Ganesh Venkataraman and Alan L. Crane, (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Holders of Registrable Securities (each as defined in the Existing Registration Rights Agreement) and the Holders and (iii) stockholders who do not have contractual registration rights.  If after such shares are excluded and any Registrable Shares remain to be included in the offering, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then (a) in the context of a Section 2 offering, prior to excluding any shares for the account of one or more securityholders party to the Existing Registration Rights Agreement, the Company shall first exclude, on a pro rata basis, that number of Registrable Shares and securities to be registered for the account of holders of registration rights granted after the date hereof which the underwriters determine in their sole discretion will jeopardize the success of the offering and (b) in the context of a Section 7 offering, prior to excluding any shares for the account of any Holder, all securities to be registered for the account of holders of registration rights granted after the date hereof shall be excluded from such registration statement.  Any Registrable Shares to be included in the offering shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders.  For purposes of the preceding two sentences and the last sentence of the following paragraph concerning apportionment, for any selling Holder or other stockholder which is a partnership, limited liability company or corporation, the partners, members, retired members, retired partners, and stockholders of such Holder or stockholder, or the estates and family members of any such partners, members, retired members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder” or “selling stockholder” and any pro rata reduction with respect to such “selling Holder” or “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder” or “selling stockholder,” as defined in this sentence.

(b)  If the total amount of securities requested by stockholders to be included in an offering for the account of one or more securityholders party to the Existing Registration Rights Agreement, including Registrable Shares so requested to be included in such offering, exceeds the amount of securities to be sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then all Registrable Shares shall be excluded from such registration statement.  Any Registrable Shares to be included in the offering shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders.

(c)  If, as a result of the proration provisions of this Section, any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Shares in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Shares in the registration as to which such withdrawal was made.

(d)  In connection with any underwritings of shares to be registered under Section 2, the Company shall have the right to designate the managing underwriter or underwriters.

6.             Company Registration Expenses.  All expenses incurred in connection with any registration pursuant to Section 2, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Company that result from the inclusion of securities held by the selling Holders in such registration, shall be borne by the Company.  Notwithstanding the foregoing, expenses to be borne by the Company in connection with any registration pursuant to Section 2 shall exclude underwriters’ discounts and commissions and the fees and disbursements of attorneys (other than the reasonable fees and disbursements of one special counsel for the selling Holders collectively in an amount not to exceed $25,000), accountants and other agents of the Holders and those expenses set forth in Section 3(d) incurred in connection with the qualification of securities in certain jurisdictions that are required to be borne by selling stockholders.

7.             Demand Registrations.

(a)  If (i) the Company shall receive a written request (specifying that it is being made pursuant to this Section 7) from one or more Holders that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) (or, if the Company is not then a registrant entitled at such time to use Form S-3 (or any form to Form S-3 regardless of its designation) to register such shares, a Form S-1 (or any successor form to Form S-1 regardless of designation) for a public offering of Registrable Shares (whether by underwriting or otherwise) the reasonable anticipated aggregate price to the public of which would equal or exceed $3,000,000 (a “Demand Registration Request”), then the Company shall promptly notify all other Holders of such request and shall use its reasonable best efforts to cause all Registrable Shares that Holders, within fifteen (15) days after receipt of any such written notice, have requested be registered to be registered as soon as reasonably practicable thereafter.

(b)  Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to Section 7(a) during the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided, that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; provided, however, that the Company shall file a registration statement upon the request of one or more Holders pursuant to Section 7(a) after ninety (90) days have elapsed after the estimated date of filing of such registration statement pertaining to an underwritten public offering of securities for the account of the Company; and provided, further, that the Company shall only be permitted to delay pursuant to this Section 7(b)(i) the filing of a registration statement requested to be filed by one or more Holders pursuant to Section 7(a) once in any 12-month period; (ii) the Company shall not be obligated to effect (x) more than three registrations pursuant to Section 7(a) on Form S-1 (or any successor form) and (y) more than two registrations pursuant to Section 7(a) in any twelve month period, and (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed (a “Valid Business Reason”) in the near future, then the Company’s obligation to use its reasonable best efforts to file a registration statement shall be deferred until such Valid Business Reason no longer exists; provided that Company may exercise its right to delay filing a registration statement pursuant to this Section 7(b)(iii) or to suspend the use of a prospectus included in an effective registration statement pursuant to Section 13(f) for an aggregate period not to exceed ninety (90) days in any 12-month period.  The Company shall give notice of its determination to delay or suspend a registration statement and of the fact that the Valid Business Reason for such delay or suspension no longer exists, in each case, promptly after the occurrence thereof.

(c)  If any registration statement pursuant to this Section 7 or any Subsequent Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five (45) days of such cessation of effectiveness amend such registration statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement, covering all of the Registrable Shares covered by such prior registration statement (a “Subsequent Registration”).  If a Subsequent Registration is filed, the Company shall use reasonable best efforts to cause the Subsequent Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Subsequent Registration continuously effective for the remainder of the Effectiveness Period plus the number of days during which the registration statement replaced by the Subsequent Registration ceased to be effective.  Notwithstanding anything to the contrary contained herein the filing by the Company of a Subsequent Registration shall not be counted for purposes of limitations on the number of registration statements the Company is required to effect pursuant to this Section 7.

(d)  If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement, if the Company so elects, at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(e)  The Holders’ rights to registration under this Section 7 are in addition to, and not in lieu of, their rights to registration under Section 2 of this Agreement.

8.             Underwriting Requirements; Demand Registrations.

(a)  If the Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 7(a), and the Company shall include such information in its written notice referred to in Section 7(a).  In such event, (i) the right of any other Holder to include its Registrable Shares in such registration pursuant to Section 2 or 7(a), as the case may be, shall be conditioned upon such other Holder’s participation in such underwriting on the terms set forth herein, and (ii) all Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering on the terms set forth herein.  In connection with any offering under Section 7(a) involving an underwritten registration, if the managing underwriter determines that the total amount of Registrable Shares requested by the Holders, together with other securities requested by stockholders to be included in such offering, exceeds the amount of securities that the managing underwriter determines in its reasonable judgment is compatible with the success of the offering, then the number of Registrable Shares to be included in such offering shall be allocated in accordance with the provisions of Section 5.

(b)  In connection with any underwritings of shares to be registered under Section 7(a), a majority in interest of the Holders participating in such registration shall have the right to designate the managing underwriter or underwriters (such managing underwriter or underwriters to be reasonably acceptable to the Company).

9.             Expenses of Demand Registration.  All expenses incurred in connection with any registration pursuant to Section 7, including, without limitation, all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.  Notwithstanding the foregoing, expenses to be borne by the Company in connection with any registration pursuant to Section 7 shall exclude underwriters’ discounts and commissions and the fees and disbursements of attorneys (other than the reasonable fees and disbursements of one special counsel for the selling Holders collectively in an amount not to exceed $25,000), accountants and other agents of the Holders.

10.          Indemnification.  In the event any Registrable Shares are included in a registration statement under this Agreement:

(a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder owning Registrable Shares included in a registration statement pursuant to this Agreement, any underwriter (as defined in the Securities Act) for a Holder, and each Person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent) to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in any registration statement, including, without limitation, any preliminary prospectus, “issuer free writing prospectus” (as defined in the Securities Act) or final prospectus contained therein or any amendments or supplements thereto, together with the documents incorporated by reference therein, (ii) the omission or alleged omission to state therein a material fact required to be stated

therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under any thereof relating to action or inaction by the Company in connection with any such registration; and will promptly reimburse each such Holder, underwriter, or controlling Person or other Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement does not include a release of the Company from all liability in respect of such claim and is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, issuer free writing prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling Person, (ii) is caused by the failure of a Holder to deliver, at or prior to written confirmation of the sale of such securities to such Person, a copy of the preliminary prospectus, as then amended or supplemented, relating to such Registrable Shares, in connection with a purchase, if the Company had previously furnished copies thereof to such Holder or (iii) is caused by such Holder’s disposition of Registrable Shares during any period during which such Holder is obligated to discontinue any disposition of Registrable Shares under Section 13.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(b)  To the extent permitted by law, each Holder owning Registrable Shares included in a registration statement pursuant to this Agreement will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and officers, each underwriter (within the meaning of the Securities Act), if any, for the Company, and each Person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus, issuer free writing prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to and furnished to the Company by such Holder expressly for use in connection with such registration; and will promptly reimburse the Company or any such director, officer, controlling Person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement does not include a release of such Holder from all liability in respect of such claim and is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed) and, provided, further, that no Holder shall have any liability under this Section 10(b) in excess of the net proceeds actually received by such Holder in the relevant public offering.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified parties (which consent shall not be unreasonably withheld), provided, that if in the reasonable opinion of outside counsel to any indemnified party a conflict of interest between any indemnified and indemnifying parties may exist in respect of such claim, the indemnified party shall have the right to continue its own defense of such claim and retain one firm of counsel in connection therewith and the indemnifying party shall be liable for any expenses therefor.  The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to such party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10 to the extent of such material prejudice, but the omission so to notify the indemnifying party will not relieve an indemnifying party of any liability that such party may have to any indemnified party otherwise than under this Section 10.

(d)  If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative faults of the Company and the selling Holders in connection with the statements or omissions described in such Section 10(a) or Section 10(b) which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefits received by the Company and the selling Holders from the offering of securities as well as any other relevant equitable considerations.  The respective relative benefits received by the Company and the selling Holders shall be deemed to be in the same proportion as the total price paid to the Company and the selling Holders, respectively, for the securities sold by them in the offering.  The relative fault of the Company and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.  The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section.  Notwithstanding the provisions of this Section 10(d), no Holder shall be required to contribute an amount in excess of the net proceeds actually received by such Holder in the relevant public offering, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 10.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holders, the Company and the underwriters in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Shares included in the public offering.

(f)  The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Shares by any such party.

(g)  The indemnification and contribution required by this Section 10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

11.          Transfer of Registration Rights.  The registration rights and obligations of the Investor under this Agreement with respect to any Registrable Shares may be transferred only to one or more Affiliates of the Investor; provided, however, that (a) the Company shall be given written notice by the Investor at the time of any permitted transfer stating the name and address of the transferee and identifying the securities with respect to which the rights and obligations under this Agreement are being assigned and (b) the transferee shall execute an agreement to be bound by the terms of this Agreement.  For the avoidance of doubt, this Section 11 shall not restrict the Holders ability to sell or otherwise transfer any Registrable Shares.

12.          Mergers, Etc.  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement to register Registrable Shares (but not any other obligations hereunder), and for that purpose references hereunder to “Registrable Shares” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if the holders of Registrable Shares are entitled to receive in exchange therefor (i) cash or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

13.          Future Events.  The Company will notify each Holder participating in a registration of the occurrence of any of the following events of which the Company is actually aware, and (in the case of clauses (c) through (f) below) when so notified, each Holder will immediately discontinue any disposition of Registrable Shares until notified by the Company that such event is no longer applicable:

(a)  when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

(b)  of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;

(c)  if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement or other similar agreement relating to the offering shall cease to be true and correct in all material respects;

(d)  the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose (in which case the Company will use its reasonable best efforts to obtain the withdrawal of any such order or the cessation of any such proceedings);

(e)  the existence of any fact which makes untrue any material statement made in the registration statement or prospectus or any document incorporated therein by reference or any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser or which requires the making of any changes in the registration statement or prospectus or any document incorporated therein by reference or any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser in order to make the statements therein not misleading (in which case the Company will use its reasonable best efforts to amend the applicable document to correct the deficiency); or

(f)  in the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company; provided, however, that Company may exercise its right to suspend the use of a prospectus included in an effective registration statement pursuant to this Section 13(f) or to delay filing a registration statement pursuant to Section 7(b)(iii) for an aggregate period not to exceed ninety (90) days in any 12-month period.

14.          Termination.  Sections 2 through 13 and Sections 15 through 17 of this Agreement shall terminate on the date on which no Holder holds any Registrable Shares.  All other provisions of this Agreement shall terminate in accordance with their respective terms.

15.          Stand-Off Agreement.  Each Holder agrees that in the event the Company proposes to file a registration statement for an underwritten public offering of its securities, upon the request of the underwriters managing such public offering, such Holder will execute a customary lock-up agreement, whereby such Holder shall agree not to sell or otherwise dispose the Registrable Shares or other securities of the Company held by such Holder (other than as part of such registration) without the prior written consent of the underwriters for a period not to exceed ninety (90) days from the effective date of the registration; provided, however, that all officers and directors of the Company and stockholders holding in excess of 5% of the Common Stock enter into similar agreements.  Any Holder receiving any written notice from the Company regarding the Company’s plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any Person.

16.          Other Registration Rights Agreements.  The Company agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in Sections 2 through 10, Section 12, Section 13 and Section 15 of this Agreement are to the Holders, then the Company shall provide the Holders the option to replace the terms and conditions contained in Sections 2 through 10, Section 12, Section 13 and Section 15 of this Agreement in their entirety with the terms and conditions of such other registration right agreement relating to registration.

17.          Inspection.  The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Holders (x) to visit and inspect any of the properties of the Company including its books of accounts (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Company with its officers, administrative employees and independent accountants and (y) at least twice per year, to meet with the Chairman of the Company’s Board of Directors and other Directors of the Company all at the expense of the Holders and at such reasonable times and as often as may be reasonably. Investor’s right to receive the information described herein shall not apply to, and the Company have the right to omit certain information, if the Company’s Board of Directors determines that such exclusion or omission is necessary: (i) in order to preserve the Company’s attorney-client privilege; (ii) in order to fulfill the Company’s obligations with respect to confidential or proprietary information of third parties (provided that the Company shall use its commercially reasonable efforts to obtain waivers or implement requisite procedures to enable reasonable access to such information without violating such confidentiality); or (iii) because such information relates to any particular matter in which the Investor or its Affiliates have an interest that conflicts with the business of the Company.  Investor agrees not to (A) use such information for any purpose other than monitoring its investment in the Company, or (B) reveal to any Person outside of Investor and its advisors any confidential information learned as a result of the rights granted by this Section 17.

18.          Standstill.  Except as permitted by the terms of this Agreement, the Purchase Agreement or the Collaboration and License Agreement or any other collaboration agreement between the Company or any of its subsidiaries and the Investor or any of its

Affiliates, for a period commencing with the date of this Agreement and ending on the earliest of (a) the termination of the MOU (or, if later entered into, the Collaboration and License Agreement), (b) the Termination Date and (c) 24 months from the date of the Closing (as defined the Purchase Agreement), Investor shall not, without the prior written consent of the Company or the Company’s Board of Directors:  (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, voting securities or direct or indirect rights to acquire any voting securities of the Company (A) during such time that Investor beneficially owns (for purposes of Section 13(d) of the Exchange Act) 13.5% or more of the voting power of the Company, or (B) which when added to the Common Stock then owned by Investor and its Affiliates, would result in Investor and its Affiliates beneficially owning (for purposes of Section 13(d) of the Exchange Act) more than 13.5% of the voting power of the Company (it being understood, for the avoidance of doubt, that for purposes of this clause (i) that the Investor shall not be deemed to have acquired any such securities of the Company as the result of an acquisition of voting securities by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by the Investor or its Affiliates to 13.5% or more of the shares of the voting securities of the Company then outstanding); (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the Exchange Act), or seek to advise or influence any Person or entity with respect to the voting of any voting securities of the Company; (iii) make any public announcement with respect to, or make any public proposal for, or public offer of (with or without conditions) any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its securities or material assets (it being understood that the Company’s Board of Directors may reject in its sole discretion any non public proposal or offer); (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; (v) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company (other than as contemplated by the Collaboration and License Agreement or any other collaboration agreement or undertaking, whether or not in writing, among the Company or any o its subsidiaries and the Investor or any of its Affiliates); (vi) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (i) through (v) above; or (vii) request the Company, directly or indirectly, to amend or waive any provision of this Section; provided, that the restrictions imposed by this Section 18 shall not apply to passive investments by the Investor or any of its Affiliates, or by an affiliated pension or employee benefit plan or trust, in publicly traded securities of the Company or its subsidiaries, or to interest in such securities comprising part of a broad based, publicly traded market basket or index of stock approved for any such a plan or trust in which such plan or trust invests, so long as such investments or interests (together with any securities of the Company or its subsidiaries into which such investments or interests are convertible or exchangeable) do not, in the aggregate, exceed 2% of then outstanding publicly traded securities of the Company and its subsidiaries.  The Company agrees that upon publicly disclosing or filing (a) any “standstill” restrictions in respect of the Company entered into after the date of this Agreement binding upon any Similarly Situated Person or (b) any amendment to any “standstill” restrictions in respect of the Company binding upon any Similarly Situated Person, in each case, that contains terms which are more favorable to, or less restrictive on, the Similarly Situated Person than the terms and conditions contained in this Section are to the Investor, then the Company will promptly (but in any event within 4 business days) provide to the Investor an amendment to this Section 18 reflecting any such more favorable or less restrictive terms or conditions, which upon the written concurrence of the Investor shall be deemed to constitute an amendment hereof.

19.          No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Shares pursuant to any effective registration statement.

20.          Legends.  Investor agrees and consents to (a) the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of, and/or (b) the placement of legends on certificates representing Investor’s Securities held by the Investor, if necessary, with respect to the restrictions set forth in Section 11.

21.          Notices.  Unless otherwise provided, all notices, requests, consents and other communications hereunder (“Notices”) to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five business days after being duly sent by first class registered or certified mail, or other courier service, postage prepaid, or the following business day after being faxed with a confirmation copy by regular mail, and addressed or faxed to the party to be notified at the address or fax number indicated for such party, as the case may be, set forth below or such other address or fax number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

To the Company:

Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, Massachusetts 02142
Attention:  Chief Executive Officer
Fax:  (617) 621-0431

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention:   Steven D. Singer, Esq.
Fax:  (617) 526-5000

To the Investor:

Novartis Pharma AG

Lichtstraße 35

CH 4058 Basel BS

Attention Peter Rupprecht

Fax:  +41 61 3245372

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eight Avenue
New York, New York, 10019
Attention:  Philip A. Gelston, Esq.
Fax:  (212) 474-3700

22.          Miscellaneous.

(a)  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

(b)  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

(c)  This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Company and the holders of a majority of the Registrable Shares, provided that Sections 11, 17 and 18 may be amended, and compliance thereof may be omitted or waived, only by the written agreement of the Company and the Investor.

(d)  This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof).  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Federal and state courts of the State of New York in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and (iv) waives, to the fullest extent permitted by laws, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 21.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by laws.

(e)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE

COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

(f)  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages.  This Agreement may be executed by facsimile signature pages.

(g)  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise.  All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise.  Unless otherwise specified, the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to July 25, 2006.  Any contract, instrument or law defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented, including (in the case of contracts or instruments) by waiver or consent and (in the case of laws) by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(i)  If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j)  Neither this Agreement nor any of the rights, interests or obligations under this Agreement (except as specifically provided in Section 11 of this Agreement) may be assigned or delegated, in whole or in part, by operation of law or otherwise by the Investor or any Holder without the prior written consent of the Company, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(k)  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.  Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

(l)  The Company hereby represents that the rights granted to the Holders of Registrable Shares hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound relating to the subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Investor Rights Agreement as of the date first above written.

NOVARTIS PHARMA AG,

By	/s/ Peter Rupprecht	/s/ Dr. Thomas Werlen
	Name: Peter Rupprecht Title: Authorized Signatory	Dr. Thomas Werlen Authorized Signatory

MOMENTA PHARMACEUTICALS, INC.

By	/s/ Alan Crane
Name: Alan Crane Title: President & CEO

Signature Page Investor Rights Agreement